REGISTER OF ACTIONS
CASE NO. A-20-816264-B

Custodian Ventures, LLC, Plaintiff(s) vs. Pan Global, Corp, Defendant(s)	§	Case Type:	**NRS Chapters 78-89**
	§	Date Filed:	**06/09/2020**
	§	Location:	**Department 16**
	§	Cross-Reference Case Number:	**A816264**

PARTY INFORMATION

		Lead Attorneys
Defendant	**Pan Global, Corp**	
Plaintiff	**Custodian Ventures, LLC**	**Peter L. Chasey** *Retained* 7022330393(W)

EVENTS & ORDERS OF THE COURT

07/15/2020 **Motion for Appointment** (9:00 AM) (Judicial Officer Williams, Timothy C.)
Motion for Appointment of Custodian

Minutes

07/15/2020 9:00 AM

- Mr. Chasey present telephonically. Mr. Chasey advised no opposition and as on approximately one hour ago, corporation not reinstated with Secretary of State. COURT ORDERED, Motion for Appointment of Custodian GRANTED. Court directed Mr. Chasey to prepare the order. Proposed order(s) to be submitted electronically to DC16Inbox@clarkcountycourts.us.

Parties Present
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